FOR IMMEDIATE RELEASE

CONTACT:          DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
SECOND QUARTER ENDED JUNE 30, 2008

New York, N.Y., August 4, 2008 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a  real estate investment trust whose investment strategy focuses on commercial real estate loan assets and, to a lesser extent, commercial finance assets, reported results for the second quarter ended June 30, 2008.

Financial Summary

•
REIT taxable income, a non-GAAP measure, for the three and six months ended June 30, 2008 was $9.4 million or $0.38 per share-diluted and $21.5 million or $0.86 per share-diluted, respectively, as compared to $10.5 million or $0.42 per share-diluted and $20.2 million or $0.81 per share-diluted for the three and six months ended June 30, 2007, respectively, a decrease of $1.1 million (10%) and an increase of $1.3 million (6%), respectively.  RCC announced a dividend distribution of $0.41 per common share for the quarter ended June 30, 2008, unchanged from the quarters ended March 31, 2008 and June 30, 2007.

•
Adjusted net income, a non-GAAP measure excluding the effect of non-cash charges and non-operating capital transactions, of $9.3 million, or $0.37 per share-diluted for the quarter ended June 30, 2008 as compared to $10.6 million, or $0.43 per share-diluted for the quarter ended June 30, 2007, a decrease of $1.4 million (13%).

•	Economic book value, a non-GAAP measure, was $11.34 per common share as of June 30, 2008.

•	GAAP book value was $9.90 per common share as of June 30, 2008.

•	GAAP net loss of $0.21 per share-diluted, including non-cash charges for loan and lease losses of $14.5 million or $0.58 per share-diluted, for the second quarter ended June 30, 2008.

•	Paydowns on RCC’s bank loan portfolio were $25.5 million for the quarter ended June 30, 2008. Paydowns on RCC’s commercial real estate loan portfolio were $164,000 for the quarter ended June 30, 2008.

•	As of July 31, 2008, short-term repurchase agreement borrowings were down to $880,000 from $7.6 million as of March 31, 2008.

Jonathan Cohen, CEO and President of RCC, commented, “With the exception of one loan which defaulted in the first quarter of 2008 that we fully reserved for this quarter, the credit quality of our loan portfolio appears to be stable in the current credit environment.  We have increased our general reserves but feel confident that our portfolio quality is intact.  Although our prepayments this quarter were virtually non-existent, we expect that prepayments will increase, based upon our conversations with several of our borrowers.  As these prepayments occur, we will be able to continue to reinvest at very attractive spreads thereby increasing portfolio income and realizing exit fees.  We also worked hard to eliminate all but $880,000 of short term recourse liabilities.”

The following schedules of reconciliations as of June 30, 2008 are included in this release:

•	Schedule I – Reconciliation of GAAP Net Income to Adjusted Net Income;

•	Schedule II – Reconciliation of GAAP Net Income to Estimated REIT Taxable Income; and

•	Schedule III – Reconciliation of GAAP Stockholders’ Equity to Economic Book Value.

Additional financial results for the second quarter ended June 30, 2008 and recent developments include:

General

•	RCC’s net interest income decreased by $0.3 million, or 2%, to $13.3 million for the second quarter ended June 30, 2008, as compared to $13.6 million for the same period in 2007.

Commercial Real Estate

•
RCC produced new commercial real estate (“CRE”) loans, on a gross basis, of $7.7 million during the second quarter ended June 30, 2008.  The aggregate net portfolio of CRE loans grew by $12.1 million to $903.8 million at June 30, 2008, from $891.7 million at June 30, 2007, not including future funding obligations of $17.9 million.

The following table summarizes RCC’s CRE loan origination activities and future funding obligations, at par, for the three, six and 12 months ended June 30, 2008 (in millions, except percentages):

	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008	12 Months Ended June 30, 2008	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (1)
Whole loans	$7.7	$43.3	$167.5	2.89%	7.81%
Whole loans, future funding obligations	−	−	17.9	N/A	N/A
B notes	−	−	−	2.78%	7.57%
Mezzanine loans	−	−	−	2.61%	8.15%
CMBS	−	−	14.0	N/A(2)	5.06%
New loans production	7.7	43.3	199.4
Payoffs	−	(11.4)	(106.4)
Principal paydowns	(2.4)	(4.5)	(16.1)
Whole loans, future funding obligations	−	−	(17.9)
Sales of CMBS	−	(10.0)	(10.0)
Net – new loans	5.3	17.4	49.0
Other	0.5	0.8	1.5
New loans, net (3)	$5.8	$18.2	$50.5

(1)	Reflects rates on our portfolio balance as of June 30, 2008.

(2)	Weighted average floating rate coupon of 4.87% at June 30, 2008.

(3)
The basis of new net loans does not include provisions on commercial real estate loans of $11.6 million for the three months ended June 30, 2008, of $11.7 million for the six months ended June 30, 2008 and $14.8 million for the 12 months ended June 30, 2008.

Commercial Finance

•
RCC’s bank loan portfolio ended the second quarter with total investments of $946.9 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.28%.  All of RCC’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47%.

•
RCC’s commercial finance subsidiary ended the second quarter with $92.6 million, at cost, in direct financing leases and notes at a weighted-average rate of 9.23%.  RCC’s leasing portfolio is match-funded through a secured term facility, which had a balance of $85.8 million as of June 30, 2008 and a weighted-average interest rate of 3.84%.

Book Value

As of June 30, 2008, RCC’s GAAP book value per common share was $9.90.  Total stockholders’ equity was $250.3 million as of June 30, 2008 as compared to $271.6 million as of December 31, 2007.  Total common shares outstanding were 25,282,632 as of June 30, 2008 as compared to 25,103,532 as of December 31, 2007.

As of June 30, 2008, RCC’s economic book value per common share outstanding, a non-GAAP measure, was $11.34.  Economic book value is computed by adding back to GAAP book value any unrealized losses on the Company’s investments in CMBS for which it expects to recover full par value at maturity, and on derivatives (cash flow hedges) that are associated with fixed-rate loans which it intends to hold until maturity, in excess of its value at risk, and that have not been adjusted through stockholders’ equity for market fluctuations (see Footnote 1 of Schedule III).  Economic book value per share is computed by dividing the economic book value by the number of shares outstanding at the end of the period.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of the RCC’s investment portfolio as of June 30, 2008, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RCC’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):
	Amortized cost	Dollar price	Net carrying amount		Dollar price	Net carrying amount less amortized cost	Dollar price
June 30, 2008
Floating rate
CMBS-private placement	$39,212	94.58%	$26,773		64.58%	$(12,439)	-30.00%
Other ABS	5,665	94.42%	300		5.00%	(5,365)	-89.42%
B notes (1)	33,545	100.03%	33,462		99.78%	(83)	-0.25%
Mezzanine loans (1)	130,132	100.04%	129,807		99.79%	(325)	-0.25%
Whole loans (1)	473,493	99.55%	472,309		99.31%	(1,184)	-0.24%
Bank loans (2)	946,917	99.59%	857,274	(4)	90.16%	(89,643)	-9.43%
Total floating rate	$1,628,964	99.48%	$1,519,925		92.82%	$(109,039)	-6.66%
Fixed rate
CMBS – private placement	$31,114	94.94%	$20,001		61.03%	$(11,113)	-33.91%
B notes (1)	55,792	100.14%	55,652		99.89%	(140)	-0.25%
Mezzanine loans (1)	81,236	94.67%	68,374		79.68%	(12,862)	-14.99%
Whole loans (1)	97,669	99.41%	97,425		99.17%	(244)	-0.24%
Equipment leases and notes (3)	92,597	100.00%	92,104		99.47%	(493)	-0.53%
Total fixed rate	$358,408	98.16%	$333,556		91.35%	$(24,852)	-6.81%
Grand total	$1,987,372	99.24%	$1,853,481		92.55%	$(133,891)	-6.69%

(1)
Net carrying amount includes an allowance for loan losses of $14.9 million at June 30, 2008, allocated as follows:  B notes ($0.2 million), mezzanine loans ($13.2 million) and whole loans ($1.5 million).

(2)	Net carrying amount includes a $5.4 million allowance for loan losses at June 30, 2008.

(3)	Net carrying amount includes a $493,000 allowance for lease losses at June 30, 2008.

(4)	Bank loan portfolio is carried at amortized cost less allowance for loan loss.

Liquidity

At July 31, 2008, RCC’s liquidity consists of three primary sources:

•	unrestricted cash and cash equivalents of $7.1 million and restricted cash of $7.0 million comprised of $4.0 million in margin call accounts and $3.0 million related to its leasing portfolio;

•
capital available for reinvestment in its five collateralized debt obligation (“CDO”) entities of $44.4 million, which is made up of $27.0 million of restricted cash and $17.4 million of availability to finance future funding commitments on commercial real estate loans; and

•
financing available under existing borrowing facilities of $26.5 million, comprised of $16.5 million of available cash from RCC’s three year non-recourse secured financing facility and $10.0 million of unused capacity under its unsecured revolving credit facility.  RCC also has $83.4 million of unused capacity under a three-year non-recourse commercial real estate repurchase facility, which, however, requires approval of individual repurchase transactions by the repurchase counterparty.

Capital Allocation

As of June 30, 2008, RCC had allocated its equity capital among its targeted asset classes as follows: 73% in commercial real estate loans, 25% in commercial bank loans and 2% in direct financing leases and notes.

About Resource Capital Corp.

RCC is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on commercial real estate-related assets, and, to a lesser extent, commercial finance assets. RCC invests in  the following asset classes: commercial real estate-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors.

For more information, please visit the RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which may affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that would impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s unaudited consolidated balance sheets, consolidated statements of operations and reconciliations of GAAP net income to adjusted net income, GAAP net income to estimated REIT taxable income and GAAP stockholders’ equity to economic book value and supplemental information regarding  RCC’s commercial real estate, bank loan and equipment leasing portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31
	2008	2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$14,255	$6,029
Restricted cash	36,292	119,482
Investment securities available-for-sale, pledged as collateral, at fair value	47,074	65,464
Loans, pledged as collateral and net of allowances of $20.3 million and $5.9 million	1,798,504	1,766,639
Direct financing leases and notes, pledged as collateral and net of allowances of $0.5 million and $0.3 million and net of unearned income	92,104	95,030
Investments in unconsolidated entities	1,548	1,805
Interest receivable	9,112	11,965
Principal paydown receivables	60	836
Other assets	5,072	4,898
Total assets	$2,004,021	$2,072,148
LIABILITIES
Borrowings	$1,722,244	$1,760,969
Distribution payable	10,440	10,366
Accrued interest expense	4,599	7,209
Derivatives, at fair value	12,833	18,040
Accounts payable and other liabilities	3,557	3,958
Total liabilities	1,753,673	1,800,542
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 25,282,632 and 25,103,532 shares issued and outstanding (including 491,195 and 581,493 unvested restricted shares)	25	25
Additional paid-in capital	355,969	355,205
Accumulated other comprehensive loss	(43,579)	(38,323)
Distributions in excess of earnings	(62,067)	(45,301)
Total stockholders’ equity	250,348	271,606
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,004,021	$2,072,148

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUES
Loans	$28,686	$33,107	$61,125	$63,388
Securities	1,158	7,908	2,339	15,304
Leases	1,961	1,901	3,951	3,811
Interest income − other	453	910	1,826	1,311
Interest income	32,258	43,826	69,241	83,814
Interest expense	18,924	30,222	42,072	56,989
Net interest income	13,334	13,604	27,169	26,825

OPERATING EXPENSES
Management fees − related party	1,171	2,027	2,909	4,059
Equity compensation− related party	541	137	622	623
Professional services	664	541	1,456	1,233
Insurance expenses	170	114	298	235
General and administrative	343	324	698	736
Income tax expense	138	26	167	171
Total expenses	3,027	3,169	6,150	7,057

NET OPERATING INCOME	10,307	10,435	21,019	19,768

OTHER (EXPENSE) REVENUE
Net realized gains (losses) on investments	102	152	(1,893)	222
Asset impairments	−	(788)	−	(788)
Other income	26	37	59	73
Provision for loan and lease losses	(15,692)	−	(16,829)	−
Gain on the extinguishment of debt	−		1,750	−
Total other (expenses) revenues	(15,564)	(599)	(16,913)	(493)

NET (LOSS) INCOME	$(5,257)	$9,836	$4,106	$19,275

NET (LOSS) INCOME PER SHARE – BASIC	$(0.21)	$0.40	$0.17	$0.78

NET (LOSS) INCOME PER SHARE – DILUTED	$(0.21)	$0.39	$0.16	$0.77

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	24,721,063	24,704,471	24,665,840	24,569,694

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	24,721,063	24,944,162	24,922,340	24,891,686

DIVIDENDS DECLARED PER SHARE	$0.41	$0.41	$0.82	$0.80

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME (1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net (loss) income − GAAP	$(5,257)	$9,836	$4,106	$19,275
Adjustments:
Provision for loan and lease losses (2)	15,692	−	16,829	−
Realized loss on the sale of loans included in provision	(1,182)	−	(1,533)	−
Asset impairments related to ABS-RMBS Portfolio	−	788	−	788
Capital losses on the sale of available-for-sale securities	−	−	2,000	−
Gain on the extinguishment of debt	−	−	(1,750)	−
Adjusted net income, excluding non-cash charges and non-operating capital transactions	$9,253	$10,624	$19,652	$20,063
Adjusted net income per share – diluted, excluding non-cash charges and non-operating capital transactions	$0.37	$0.43	$0.79	$0.81

(1)
During 2007, RCC began evaluating its performance based on several performance measures, including adjusted net income, in addition to net income. Adjusted net income represents net income available to common shares, computed in accordance with GAAP, before provision for loan and lease losses, gain on the extinguishment of debt and non-operating capital items.  These items are recorded in accordance with GAAP and are typically non-cash or non-operating items that do not impact RCC’s operating performance or ability to pay a dividend.

Management views adjusted net income as a useful and appropriate supplement to GAAP net income (loss) because it helps management evaluate RCC’s performance without the effects of certain GAAP adjustments that may not have a direct financial impact on RCC’s current operating performance and dividend paying ability. Management uses adjusted net income to evaluate the performance of RCC’s investment portfolios, ability to manage its expenses and dividend paying ability before the impact of non-cash adjustments and non-operating capital gain or loss recorded in accordance with GAAP.  RCC believes this is a useful performance measure for investors to evaluate these aspects of RCC’s business as well.  The most significant adjustments RCC excludes in determining adjusted earnings as of June 30, 2008 are its provision for loan and lease losses, gain on the extinguishment of debt and losses on the sale of available-for-sale securities. At June 30, 2007 RCC also excluded asset impairments related to its ABS-RMBS portfolio that was deconsolidated on November 13, 2007.  Management excludes all such items from its calculation of adjusted net income because these items are not charges or losses which would impact RCC’s current operating performance.  However, by excluding these significant items, adjusted net income reduces an investor’s understanding of RCC’s operating performance by excluding management’s expectation of possible future gains or losses from RCC’s investment portfolio.

Adjusted net income, as a non-GAAP financial measurement, does not purport to be an alternative to GAAP net income (loss), or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.  Instead, adjusted net income should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in RCC’s consolidated financial statements to help analyze management’s expectation of potential future losses from RCC’s investment portfolio and other non-cash or capital matters that impact its financial results.  Adjusted net income and other supplemental performance measures are defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s adjusted net income to these other REITs.

(2)	Non-cash charges for loan and lease losses.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME
TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles net income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net (loss) income - GAAP	$(5,257)	$9,836	$4,106	$19,275
Adjustments:
Share-based compensation to related parties	(392)	(345)	(539)	(340)
Incentive management fee expense to related parties paid in shares	−	231	−	417
Capital loss carryover (utilization)/losses from the sale of securities	−	−	2,000	−
Provisions for loan and lease losses unrealized	11,629	−	11,685	−
Net book to tax adjustments for the Company’s taxable foreign REIT subsidiaries	3,462	(15)	4,237	(34)
Addback of GAAP loss reserve	−	856	−	856
Other net book to tax adjustments	1	(45)	9	14
Estimated REIT taxable income	$9,443	$10,518	$21,498	$20,188

Amounts per share – diluted	$0.38	$0.42	$0.86	$0.81

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable income, RCC expects that its distributions may at times be more or less than its reported income.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidiary, if any such income exists, which is not included in REIT taxable income until distributed to RCC.  There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its income to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because RCC generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY TO ECONOMIC BOOK VALUE (1) (2)
(in thousands, except per share data)
(Unaudited)

As of June 30, 2008
Stockholders’ equity - GAAP	$250,348
Add:
Unrealized losses – CMBS portfolio	23,552
Unrealized losses recognized in excess of value at risk – interest rate swaps	12,833
Economic book value	$286,733
Shares outstanding as of June 30, 2008	25,283
Economic book value per share	$11.34

(1)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share.  The measure serves as an additional measure of RCC’s value because it facilitates evaluation of us without the effects of unrealized losses on investments for which we expect to recover full par value at maturity and on interest rate swaps, which we intend to hold to maturity, in excess of RCC’s value at risk.  Unrealized losses recognized in RCC’s financial statements, prepared in accordance with GAAP, that are in excess of RCC’s maximum value at risk are added back to stockholders' equity in arriving at economic book value.  Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RCC’s consolidated balance sheets, to help analyze RCC’s value to investors.  Economic book value is defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s economic book value to that of other REITs.

(2)	RCC adds back unrealized losses on interest rate swaps (cash flow hedges) that are associated with fixed-rate loans that have not been adjusted through stockholders’ equity for market fluctuations.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands)
(Unaudited)

Loans and Leasing Investment Statistics

The following table presents information on RCC’s non-performing loans and leases and related allowances as of June 30, 2008 and 2007 (based on par value):

	As of June 30,
	2008	2007
Non-performing:
Loans and leases	$17,283	$	−
Loans and leases as a percentage of total loans and leases	0.9%		−%

Allowance for loan and lease losses:
Specific provision	$15,494	$	−
General provision	5,277		−
Total allowance for loan and leases	$20,771	$	−
Percentage of total	1.1%		−%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
 (Unaudited)

The following table presents commercial real estate loan portfolio statistics as of June 30, 2008 (based on par value):

Security type
Whole loans	65.3%
Mezzanine loans	24.6%
B Notes	10.1%
Total	100.0%

Collateral type
Multifamily	30.7%
Hotel	24.7%
Office	23.0%
Retail	16.1%
Condo	1.6%
Flex	0.8%
Self-storage	0.7%
Other	2.4%
Total	100.0%

Collateral location
Southern California	25.2%
Northern California	15.5%
New York	10.5%
Arizona	8.2%
Texas	4.6%
Florida	4.3%
Tennessee	3.6%
Washington	3.5%
Colorado	3.4%
Other states <$25M	21.2%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of June 30, 2008 (based on par value):

Industry type
Healthcare, education and childcare	10.8%
Diversified/conglomerate service	9.1%
Printing and publishing	5.9%
Chemicals, plastics and rubber	5.7%
Broadcasting and entertainment	5.7%
Retail stores	5.1%
Automobile	4.0%
Leasure, amusement, motion pictures, entertainment	4.0%
Hotels, motels, inns and gaming	3.8%
Utilities	3.7%
Oil and gas	3.6%
Finance	3.5%
Other	35.1%
Total	100.0%

The following chart describes equipment leases and notes by industry as of June 30, 2008 (based on par value):

Industry type
Services	53.1%
Transportation, communications, electric, gas and sanitary services	10.6%
Retail trade	9.2%
Finance, insurance and real estate	6.2%
Manufacturing	5.7%
Construction	4.9%
Agriculture, forestry and fishing	4.6%
Wholesale trade	3.1%
Other	2.6%
Total	100.0%